Exhibit (d)(3)

                                   Schedule A
                      To the Investment Advisory Agreement
                           Between HighMark Funds and
                        HighMark Capital Management, Inc.
                         Effective as of August 1, 2008

NAME OF FUND                                                      COMPENSATION*
------------                                                      -------------

U.S. Government Money Market Fund                                     0.300%
Diversified Money Market Fund                                         0.300%
100% U.S. Treasury Money Market Fund                                  0.300%
Treasury Plus Money Market Fund                                       0.300%
Bond Fund                                                             0.500%
California Tax-Free Money Market Fund                                 0.300%
Large Cap Growth Fund                                                 0.600%
Balanced Fund                                                         0.600%
Value Momentum Fund                                                   0.600%
California Intermediate Tax-Free Bond Fund                            0.500%
Small Cap Value Fund                                                  1.000%
Core Equity Fund                                                      0.600%
Large Cap Value Fund                                                  0.600%
National Intermediate Tax-Free Bond Fund                              0.500%
Income Plus Allocation Fund                                           0.175%
Growth & Income Allocation Fund                                       0.175%
Capital Growth Allocation Fund                                        0.175%
Diversified Equity Allocation Fund                                    0.175%
Short Term Bond Fund                                                  0.400%
Small Cap Advantage Fund                                              0.950%
Fundamental Equity Fund                                               0.600%
International Opportunities Fund
         Up to $250 Million                                           0.950%
         Over $250 Million and not greater than $500 Million          0.900%
         Over $500 Million and not greater than $1 Billion            0.850%
         Over $1 Billion                                              0.800%
Cognitive Value Fund
         Up to $500 Million                                           0.750%
         Over $500 Million                                            0.700%
Enhanced Growth Fund
         Up to $500 Million                                           0.750%
         Over $500 Million and not greater than $1 Billion            0.700%
         Over $1 Billion                                              0.650%


HIGHMARK FUNDS                            HIGHMARK CAPITAL MANAGEMENT, INC.

By: /s/ Pamela O'Donnell                    By:    /s/ Greg Knopf
   ------------------------                       ------------------------
Title: Treasurer                            Title:  Managing Director
      ---------------------                       ---------------------
Date: June 30, 2008                         Date:  June 30, 2008
     ----------------------                      ----------------------

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* Reflects annual rate based on average daily net assets of the Fund. All fees are computed daily and paid monthly.